Exhibit I-2


                 System Energy Resources, Inc.
 Capitaization ratios as of September 30, 1998
                              ($ in thousands)

                                  Common stock      $789,350
                               Paid-in capital             -
                             Retained earnings        62,802
                                                    ________
                                 Common equity       852,152

             Preferred stock with sinking fund             -
          Preferred stock without sinking fund             -
                              Preference stock             -
                                         QUIPS             -
                               Total preferred             -

                                Long-term debt     1,174,350
                      Long-term capital leases        37,683
                        Current capital leases        36,156
                        Current long-term debt       160,000
                                 Notes payable             -
                                                   _________
                                    Total debt     1,408,189
                                                   _________
                          Total capitalization    $2,260,341
                                                   =========
                                       Ratios:
                                        Equity         37.7%
                                     Preferred          0.0%
                                          Debt         62.3%
                                                    ________
                                                      100.0%
                                                    ========
 Note: $ obtained from Entergy Corporation and
       Subsidiaries 3rd quarter 1998 Form 10-Q